SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                             ----------------------


         Date of Report (Date of earliest event reported): November 19, 2002
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                          LASERLOCK TECHNOLOGIES, INC.

                        --------------------------------
             (Exact name of registrant as specified in its charter)


                    NEVADA          0-31927      23-3023677
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             (State of incorp-     (Commission   (I.R.S. Employer
                      oration)     File Number)  Identification Number)

                 837 Lindy Lane, Bala Cynwyd, PA 19004
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               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (610) 668 - 1952
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

ITEM  5.   OTHER EVENTS.
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     On November 19, 2002, the Company and Roger Williams Mint announced a strategic agreement to market Laserlock's proprietary slot tickets to casinos. The Company believes that by offering its products along with other Roger Williams Mint products, and based upon the reputation and distribution of currently existing Roger
Williams Mint products, it will
easier for the
Company's products to get wider distribution and greater salesin a sharter time frame.

(c)        Exhibits.

99.01	   Press release dated November 19, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LaserLock Technologies, Inc.
                                   -------------------
                                  (Registrant)


Date: November 19, 2002           /s/Norman Gardner
                                   --------------------
                                   Norman Gardner
                                   President

Exhibit 99.01  Press release




FOR IMMEDIATE RELEASE


LASERLOCK TECHNOLOGIES INC. AND ROGER WILLIAMS MINT SIGN MARKETING AGREEMENT TO DISTRIBUTE SLOT TICKETS

Bala Cynwyd, PA  November 19, 2002 - LaserLock Technologies Inc. (OTCBB:
LLTI) and Roger Williams Mint today announced a strategic agreement to market Laserlock's proprietary slot tickets to casinos.

SLOT-TRAX is the exclusive LaserLock brand of slot tickets and are used in a variety of coinless slot machines such as the IGT "EZ Pay" system. IGT is the world's largest manufacturer of slot machines.

Roger Williams Mint, the largest privately-owned mint in the United States, is currently a worldwide supplier of tokens used in slot machines.

"Cashless gaming is a gaming trend," says Pete Wichterman, of Roger Williams Mint. " It is rapidly taking over the casino floor. Both Bear Stearns and Goldman Sachs analysts have indicated in recent reports that cashless gaming has been widely accepted by both casinos and their players and that eventually the casino slot floor will evolve into a completely cashless environment."

"We intend to supplement our existing product line of tokens for slot machines with slot tickets which incorporates LaserLock's patented technology. This insures the integrity and security of the paper coupons for both the casino and the end user," Mr. Wichterman continued.

Coinless slot machines use bar-coded paper coupons (LaserLock brand name SLOT-TRAX) which are either cashed or re-inserted into the bill acceptor of any cashless slot machine crediting its same value. Currently some 50,000 slot machines in the U.S. use this technology with several hundred million paper tickets being produced each year. These numbers are growing daily. Bear
 Stearns recently predicted that between 90,000 and 120,000 additional cashless slot machines would be installed yearly beginning in 2003.

"We are very optimistic about our alliance with Roger Williams Mint which not only reaffirms security issues associated with coinless slots, but because the paper coupons are now readily available from a secure source, it will streamline the purchasing decisions of the casinos as well. The Roger Williams relationship further confirms the growing trend to cashless gaming," stated Norman Gardner, Chairman and Chief Executive Officer of LaserLock Technologies Inc.

Roger Williams Mint

Established over 70 years ago as a high capacity metal specialties stamper, Roger Williams Mint has grown to become the largest privately-owned mint in the United States. From its 130,000 square foot facility, the company designs, manufactures and distributes metal stampings for coins and tokens. Roger Williams Mint has enjoyed significant growth in its casino business due to the worldwide acceptance of its SMARTMARK system, the most secure anti-counterfeiting system available for tokens. Through its sales and distribution network, the Company's products reach every corner of the globe.


LaserLock Technologies Inc.

LaserLock Technologies Inc. markets security-related products to the gaming industry, non-gaming industries, and government. The Company offers a wide range of proprietary products offering security, privacy and protection against counterfeiting and diversion.


Forward Looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, in each case, under the caption "Risk Factors"). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.



CONTACT:             LaserLock Technologies Inc.
                     Norman Gardner, Chairman
                     610-668-1952

                     Roger Williams Mint
                     Pete Wichterman,
                     800-346-8206

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